Exhibit 10.10

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (“Agreement”) is entered into on November 10, 2016 (the “Effective Date”) by and between BeyondSpring Pharmaceuticals, Inc. (“Company”) and Dr. Lan Huang (“Employee”) (collectively, the “Parties”).

WHEREAS, Employee and the Company entered into an employment agreement on April 1, 2016, in which Employee agreed to serve as an employee of the Company;

WHEREAS, Employee and the Company desire to amend and restate the employment agreement to revise certain terms.

AND NOW, intending to be legally bound, the Parties agree as follows:

1.                  Position and Duties

a.       Employee shall serve and the Company shall employ Employee in the position of Chief Executive Officer. Employee shall report directly to the board of directors (“Board”). The duties of Employee shall be assigned by the Board from time to time commensurate with Employee’s education, skills and experience.

b.      Employee shall work full-time and devote Employee’s best efforts to do the business of the Company in a manner that will further the interests of the Company.

c.       Employee shall not work for any other person or entity while in the employ of the Company without prior written consent from the Supervisor.

d.      Employee shall comply with all Company policies including, but not limited to, the attached Employee Handbook.

2.                  Term and Termination

a.       Employee agrees to use his best efforts to remain employed with the Company for a minimum of 3 calendar years from the Effective Date.

b.      Should Employee choose to resign voluntarily from the Company at any point in time, Employee agrees to give the Company a minimum of four (4) weeks written notice prior to Employee’s resignation date.

c.       In the event that Employee does not give the Company four (4) weeks written notice prior to his resignation date, Employee agrees that the Company shall be entitled to withhold four (4) weeks of Employee’s salary.

d.      Employee’s employment may be terminated at any time and for any reason by action of the Supervisor, or any other officer of the Company, and the Parties agree that nothing in this Section shall change the “at-will” employment relationship between the Parties.

3.                  Compensation. Employee shall be paid a salary of $300,000 annually. The Company will pay for Employee’s medical insurance if needed. Employee shall be entitled to participate in any salary increase program and bonus program offered during employment with the Company, on a basis consistent with that applicable to other employees at Employee’s level, taking into account Employee’s position, duties and performance.

4.                  Nonsolicitation.

a.       Employee shall not, for a period of two (2) years after the date of Employee’s termination from the Company, directly or indirectly, solicit for hire any employees of the Company or induce any employees of the Company to terminate their relationship with the Company.

b.      Employee agrees that Employee shall pay the Company the amount of Five Thousand Dollars ($5000) for each breach of Section 4.a. herein.

5.                  Non-Disclosure of Confidential Information

a.       The term Confidential Information means and includes any materials or information (whether in written, printed, graphic, video, audio, electronically stored, disk or other format) which (i) is not generally known to the public; (ii) was acquired or learned by Employee as a result of and during his relationship with Company at any time prior to or after the Effective Date; and (iii) relates to the business of Company and has actual or potential value to Company because it is not generally known. Without limiting the generality of the term, it includes any and all information made available to Employee in the course of his performance of services to Company prior to and after the Effective Date, including but not limited to all information relating to Company’s products, services, customers, employees, affiliates, suppliers, production processes, research, development, patents, copyrights, trademarks, intellectual property, finances, contracts, inventions, and actual and/or potential business opportunities; Company’s business plans and strategies; Company’s financing arrangements; and any other non-public information relating in any way to Company’s business or prospective business affairs. Confidential Information includes information or materials developed or acquired by Employee, alone or in concert with others, and also includes drafts, works-in-process, duplicates or reproductions of such information prior to and following the Effective Date.

b.      Employee agrees to hold and safeguard for the sole benefit of Company all Confidential Information acquired or developed by Employee. Employee will not, without the prior written consent of Company, during the term hereof or thereafter, misappropriate, use for his own advantage, disclose or otherwise make available Confidential Information to any person, except in the good faith performance of Employee’s duties during the term of the Agreement to persons having a need to know such information for the benefit of the Company.

c.       Before disclosing Confidential Information under the compulsion of legal process, Employee agrees to give prompt notice to Company of the fact that Employee has been served with legal process which may require the disclosure of Confidential Information. The notice will be given within sufficient time before disclosure to permit Company to intervene in the matter or to take such other action as may be necessary to protect its interests and rights in its Confidential Information.

d.      Upon the termination of the Agreement for any reason, Employee agrees to immediately return to Company all Confidential Information in any form or format in his possession or under his control. Employee agrees that he will not retain any copies or reproductions of Confidential Information in any form or format.

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6.                  Ownership of Inventions

a.       All Inventions are the property of Company, and may be used, assigned, sold, patented or applied by Company without the approval of Employee or the payment of additional consideration. The term Inventions means all ideas, innovations, improvements, creations, discoveries, developments, concepts and designs (whether or not patentable) and all computer programs, software, insurance product applications, literary works, publications, audio/visual works, photographs, drawings, designs or other works (whether or not copyrightable) which relate to the business in which Company is engaged or plans to engage and which were created or conceived by Employee, alone or in concert with others, during the term of the Agreement.

b.      Employee hereby assigns to Company Employee’s entire right, title and interest in and to all Inventions, without further consideration, free from any claim, lien for balance due, or rights of retention. During or after Employee’s employment, Employee agrees, upon request, to execute all documents necessary to evidence or effectuate such assignment; and further, to promptly and fully assist the Company in every lawful way, without additional compensation, but at Company’s expense, to obtain for the benefit of Company any patents, copyrights or other legal protection for such Inventions, including assisting in the preparation and filing of patent and copyright applications, giving testimony in legal proceedings and execution of all necessary documentation relating to obtaining, securing, defending and renewing such patents and copyrights.

7.                  Notices. Any notice pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or sent by guaranteed overnight delivery service or registered or certified mail to the following addresses:

To Employee: Lan Huang, 3620 Oxford Ave., suite 4C, Bronx, NY 10463

To Company: BeyondSpring Pharmaceuticals, Inc., 28 Liberty Street, 39th Floor, New York, NY 10005

or to such other addresses as either party may designate to the other in writing.

8.                  Governing Law. This Agreement is made under and shall be governed in its validity and interpretation by and in accordance with the substantive laws of the State of New York without giving effect to the principles of conflicts of laws.

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9.                  Venue. Any dispute arising under this Employment Agreement shall be filed in the New York Supreme Court, New York County.

10.              Severability. In case any provision hereof shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included herein. If any provision hereof shall, for any reason, be held by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject matter, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

11.              Entire Agreement. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior negotiations, representations, agreements, proposals and understandings among the Parties with respect thereto.

12.              Headings. The headings of the sections are for the convenience of reference only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

13.              Counterparts. This Agreement may be executed in several counterparts or with counterpart signature pages, each of which shall be deemed an original, but such counterparts shall together constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

/s/ Lan Huang
Employee

/s/ Lan Huang
Company

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